UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On April 27, 2005, the Registrant terminated a consulting agreement, dated November 2003, by and between Comprehensive Health Management, Inc., a wholly-owned subsidiary of the Registrant, and Mr. Ruben Jose King-Shaw, pursuant to which Mr. King-Shaw oversaw certain governmental and regulatory issues for the Registrant and its subsidiaries. Under the agreement, Mr. King-Shaw received an award of options to acquire 8,313 shares of the Registrant’s common stock at an exercise price of $6.47 and was paid a per diem rate and, in some cases, an hourly rate, plus travel and related expenses. Mr. King-Shaw has served on the Registrant’s Board of Directors since August 2003. The termination of the consulting agreement does not effect Mr. King-Shaw’s position as a member of the Registrant’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2005	WELLCARE HEALTH PLANS, INC.
/s/ THADDEUS BEREDAY
Thaddeus Bereday
Senior Vice President and General Counsel